EXHIBIT 16.1

 [LETTERHEAD OF RAYMOND CHABOT GRANT THORNTON LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-145604) of Manaris Corporation of our report dated September 27, 2007 relating to the financial statements, which appears in this Annual Report on Form 10-KSB.

/s/ Raymond Chabot Grant Thornton LLP

Chartered Accountants
Montreal, Quebec, Canada
September 27, 2007